SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ( )
Filed by a Party other than the Registrant (X)

Check the appropriate box:

( ) Preliminary Proxy Statement             ( )   Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
( ) Definitive Proxy Statement
(X) Definitive Additional Materials
( ) Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   ESKIMO PIE
                (Name of Registrant as Specified in its Charter)

                       YOGEN FRUZ WORLD-WIDE INCORPORATED
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( ) Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of the transaction:

     5)   Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration No.:

     3)   Filing Party:

     4)   Date Filed:

September 2, 1999

Dear Fellow Eskimo Pie Shareholder:

     The current proxy contest highlights the perennial potential for conflict between an entrenched management's urge for self-preservation and the legitimate interests of shareholders to get the most value for their investment.

     Yogen Fruz World-Wide Incorporated owns 587,700 shares of Eskimo Pie Corporation at an average price of approximately $13.00 per share. That means our investment totals approximately $7.6 million. As by far the largest shareholder of Eskimo Pie, it is clear where our interest lies - getting $13.00 or more for our stock.

     On the other side is Eskimo Pie's Board of Directors and Management, with hardly any of their own money invested in the Company. They say that Eskimo Pie's business is improving, and that you should stay the course. Yet IRI/Infoscan market data confirms sales to consumers of Eskimo Pie and Welch's brand products - which account for more than two thirds of all Eskimo Pie consumer products sold -- are suffering significant declines versus last year, a fact which management has not disputed.

     In fact, the value of Eskimo Pie as a whole has declined dramatically since it began selling shares to the public in 1992. At that time, the Company was valued at $17.00 per share, or approximately $59 million. Based on yesterday's closing price of $9.875 per share, the market value of Eskimo Pie was approximately $34 million.

     Yogen Fruz is in the same industry as Eskimo Pie, and is familiar with how frozen desserts businesses and assets are valued, bought and sold, having been a buyer and a seller in many such transactions. We performed thorough due diligence on Eskimo Pie, spending a week in Richmond interviewing management and studying all of its businesses in detail, and have concluded that the sum of the value of each asset is greater than the value of the Company as a going concern. Thus, we believe shareholders will receive the greatest value for their investment in Eskimo Pie by selling these assets to strategic buyers. We would be harming no one more than ourselves to pursue this strategy if we did not believe it could succeed.

     Our interest in asking for your proxy is solely that of a fellow shareholder seeking to maximize value for the equal benefit of all shareholders. To underscore this, we have agreed not to accept any fees or other compensation for managing Eskimo Pie through the break-up process and serving on its Board of Directors. (Currently, each Director earns fees of $10,000 per year plus $500 per meeting, plus expenses.)

     The Board of Directors has created considerable doubt as to what shareholders may expect if the current regime is left in control of Eskimo Pie. On the one hand, they express support for their restructuring plan - which appears to us to consist of selling certain assets and using the proceeds to finance expenditures on advertising and promotion in an attempt to reverse the declines suffered by the Eskimo Pie brand. In our judgement, this flawed plan amounts to a wasting of the Company's assets to subsidize attempts to stem the erosion of the Company's core brand. Contrary to the Board's plan, we believe the $9.5 million - or approximately $2.75 per share - when collected from the sale of the flavors division should be dividended out to shareholders.

     On the other hand, the Board is seriously considering an anonymous offer to buy the Company for $10.125 per share. Curiously, it took the Board only one day to reject as "inadequate" Yogen Fruz's bid of $13.00 per share, while today, more than 10 days after the $10.125 offer was announced, the Board has not rejected this offer for almost $3.00 less per share.

     No one regrets more than Yogen Fruz the need to undertake this expensive proxy contest. However, we would not have shouldered this burden if we did not believe that the return would be there, for us and for all other shareholders of Eskimo Pie.

     Please vote FOR the Yogen Fruz Proposals by signing, dating and returning the enclosed BLUE PROXY CARD in the enclosed overnight courier package TODAY.

     If you previously returned a WHITE PROXY CARD, you should revoke that vote by signing, dating and returning the enclosed BLUE PROXY CARD in the enclosed overnight courier package TODAY.

     If you previously returned a BLUE PROXY CARD, you should vote AGAIN by signing, dating and returning the enclosed BLUE PROXY CARD in the enclosed overnight courier package TODAY, to ensure that your vote is received in time to be counted at the Annual Shareholders Meeting on September 8, 1999.

     If you wish to discuss these matters with me personally, please call me collect at (905) 479 - 8762, extension 225.

                                            Thank you for your support,




                                            Michael Serruya
                                            Co-Chairman and Co-CEO

                             ESKIMO PIE CORPORATION
               ANNUAL MEETING OF SHAREHOLDERS -- SEPTEMBER 8, 1999

          THIS PROXY IS SOLICITED BY YOGEN FRUZ WORLD WIDE INCORPORATED
         IN OPPOSITION TO THE ESKIMO PIE CORPORATION BOARD OF DIRECTORS
                  AND FOR THE AMENDMENT OF ESKIMO PIE'S BY-LAWS

     The undersigned shareholder of Eskimo Pie Corporation ("Eskimo") hereby appoints Michael Serruya, Richard Smith and David Stein, each of them with full power of substitution, to vote all shares of Common Stock, par value $1.00 per share, of Eskimo that the undersigned is entitled to vote if personally present at the 1999 Annual Meeting of Shareholders of Eskimo to be held on September 8, 1998, and at any adjournments or postponements thereof as indicated below and in the discretion of the proxies, to vote upon such other business as may properly come before the meeting, and any adjournment or postponement thereof. The undersigned hereby revokes any previous proxies with respect to matters covered by this Proxy.


 YOGEN FRUZ WORLDWIDE INCORPORATED RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 3.

PROPOSAL 1. (ELECTION OF YOGEN SLATE OF DIRECTORS) to elect the following individuals as Directors of Eskimo until the 2000 Annual Meeting of Shareholders: Michael Serruya, Aaron Serruya, David Prussky, David M. Smith, David J. Stein, Benjamin Raphan and Edward Obadiah.

(To withhold authority to vote for any individual nominee listed above, write that nominee's name in the space provided below)

[   ]    FOR ALL NOMINEES LISTED ABOVE

[   ]    AGAINST ALL NOMINEES LISTED ABOVE

[   ]    ABSTAIN WITH RESPECT TO ALL NOMINEES LISTED ABOVE

PROPOSAL 2. (By  Law Amendment with respect to Rights Agreement) to amend the by-laws to require the Eskimo Board of Directors to carry out a resolution authorizing partial or complete redemption or amendment to the Eskimo Rights Agreement, if such resolution is authorized and approved by affirmative vote of shareholders owning or having the right to vote at least a majority of the capital stock of Eskimo.

              [  ]  FOR        [  ] AGAINST        [  ] ABSTAIN

PROPOSAL 3. (By  Law Amendment with respect to Special Meeting) to amend the by-laws to allow the shareholders owning or having the right to vote at least 5% of the outstanding capital stock of Eskimo to call a special meeting of shareholders.

              [  ]  FOR        [  ] AGAINST        [  ] ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR PROPOSALS 1 THROUGH 3 AND IN THE DISCRETION OF THE PROXIES, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                      ----------------------------------
                      (Date)

                      ----------------------------------
                      (Signature)

                      ----------------------------------
                      (Title)

                      ----------------------------------
                      (Signature, if held jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. This Proxy votes all shares held in all capacities.